EXHIBIT 99.1

Oil States Acquires Montgomery Machine Company

HOUSTON, Jan. 2, 2015 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE:OIS) announced today that its subsidiary, Oil States Industries, Inc., has acquired Montgomery Machine Company, Inc. ("MMC"). Headquartered in Houston, Texas, MMC combines machining and proprietary cladding technology and services to manufacture high-specification components for the offshore capital equipment industry on a global basis. Terms of the transaction were not disclosed.

"The acquisition of MMC strengthens our position in our offshore products segment as a supplier of critical subsea components with enhanced capabilities, proprietary technology and logistical advantages," said Cindy B. Taylor, Oil States' President and Chief Executive Officer.

Oil States International, Inc. is an energy services company with a leading market position as a manufacturer of products for deepwater production facilities and certain drilling equipment, as well as a provider of completion services and land drilling services to the oil and gas industry. Oil States is publicly traded on the New York Stock Exchange under the symbol "OIS".

For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry and other factors discussed in the "Business" and "Risk Factors" sections of the Form 10-K for the year ended December 31, 2013 filed by Oil States with the Securities and Exchange Commission on February 25, 2014.

CONTACT: Company Contact:
         Lloyd A. Hajdik
         Oil States International, Inc.
         Senior Vice President, Chief Financial Officer and Treasurer
         713-652-0582

         Patricia Gil
         Oil States International, Inc.
         Investor Relations
         713-470-4860